UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 25, 2022
(Date of earliest event reported)

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
001-12609	PG&E Corporation	California	94-3234914
001-02348	Pacific Gas and Electric Company	California	94-0742640

77 BEALE STREET	77 BEALE STREET
P.O. BOX 770000	P.O. BOX 770000
SAN FRANCISCO, California 94177	SAN FRANCISCO, California 94177
(Address of principal executive offices) (Zip Code)	(Address of principal executive offices) (Zip Code)
(415) 973-1000	(415) 973-1000
(Registrant’s telephone number, including area code)	(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	PCG	The New York Stock Exchange
Equity Units	PCGU	The New York Stock Exchange
First preferred stock, cumulative, par value $25 per share, 5% series A redeemable	PCG-PE	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5% redeemable	PCG-PD	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.80% redeemable	PCG-PG	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.50% redeemable	PCG-PH	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.36% series A redeemable	PCG-PI	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 6% nonredeemable	PCG-PA	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5.50% nonredeemable	PCG-PB	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5% nonredeemable	PCG-PC	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	PG&E Corporation	☐
Emerging growth company	Pacific Gas and Electric Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

PG&E Corporation	☐
Pacific Gas and Electric Company	☐

Item 8.01 Other Events

On February 25, 2022, Pacific Gas and Electric Company (the “Utility”), a subsidiary of PG&E Corporation, submitted supplemental testimony (the “Supplemental Testimony”) for its 2023 General Rate Case (“GRC”) application to reflect the Utility’s integrated wildfire mitigation strategy, including the Utility’s proposals for the initial phase of undergrounding 10,000 miles of electric distribution powerlines in high fire risk areas throughout the Utility’s service area, the Enhanced Powerline Safety Settings (“EPSS”) program, and its vegetation management program. The Supplemental Testimony amends the revenue requirement request in the Utility’s original 2023 GRC application, which was filed on June 30, 2021 (the “Original Application”).

The Utility’s updated revenue requirement request for the 2023 test year reduced its prior request from $15.46 billion to $15.34 billion. The following table compares the requested revenue requirement increase in the Supplemental Testimony with the requested revenue requirement increase in Original Application for the period of 2023 to 2026:

Requested revenue requirement increase: (in millions)	Supplemental Testimony	Original Application	Supplemental Testimony compared to Original Application
2023	$3,125	$3,560	$(435)
2024	1,018	930	88
2025	755	590	165
2026	561	381	180

In the Supplemental Testimony, the Utility requested that the CPUC approve an additional $6.93 billion in undergrounding capital expenditures over the period of 2023 to 2026. The Supplemental Testimony also included a request for $572 million in expense over the period of 2023 to 2026 for the EPSS program, which was not included in the Original Application. Additionally, the Supplemental Testimony reduced the Original Application’s request for vegetation management program expenses by approximately $1.0 billion over the period of 2023 to 2026. The revised revenue requirement sought in the Supplemental Testimony excludes certain recorded costs for wildfire mitigation and gas safety work that the Utility intends to seek in a second track of this proceeding.

The following table compares the requested weighted-average rate base in the Supplemental Testimony with the requested weighted-average rate base in Original Application for the period of 2023 to 2026:

Requested rate base: (in millions)	Supplemental Testimony	Original Application	Supplemental Testimony compared to Original Application
2023	$49,179	$48,515	$664
2024	53,835	51,981	1,854
2025	58,226	54,525	3,701
2026	62,760	56,912	5,848

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PG&E CORPORATION

Date: February 25, 2022	By:	/s/ CHRISTOPHER A. FOSTER
Name: Christopher A. Foster
Title: Executive Vice President and Chief Financial Officer

PACIFIC GAS AND ELECTRIC COMPANY

Date: February 25, 2022	By:	/s/ DAVID S. THOMASON
Name: David S. Thomason
Title: Vice President, Chief Financial Officer and Controller